                                                                 EXHIBIT 99.b11




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report with respect to Kemper Investors Fund-Money Market, Total Return, High Yield, Growth, Government Securities, International, Small Cap Growth, Investment Grade Bond, Value, Small Cap Value, Value+Growth, Horizon 20+, Horizon 10+ and Horizon 5 Portfolios dated February 14, 1997 and to the use our report with respect to Kemper Investors Fund-Blue Chip and Global Income Portfolios dated April 22, 1997 in the Registration Statement of Kemper Investors Fund on Form N-1A and the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (File No. 33-11802) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5002).




                                                  ERNST & YOUNG LLP
Chicago, Illinois
April 24, 1997

                                                                  EXHIBIT 99.b11



                       REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Kemper Investors Fund


We have audited the accompanying statement of net assets of the Blue Chip Portfolio and the Global Income Portfolio, comprising certain of the Portfolios of Kemper Investors Fund as of April 22, 1997. This statement of net assets is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of each of the above Portfolios of Kemper Investors Fund at April 22, 1997 in conformity with generally accepted accounting principles.



                                                     ERNST & YOUNG LLP



Chicago, Illinois
April 22, 1997

                                                                  EXHIBIT 99.b11



                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Investors Fund

We have audited the accompanying statement of assets and liabilities, including the portfolios of investments, of the Money Market, Total Return, High Yield, Growth, Government Securities, International, Small Cap Growth, Investment Grade Bond, Value, Small Cap Value, Value+Growth, Horizon 20+, Horizon 10+ and Horizon 5 Portfolios, comprising the Kemper Investors Fund as of December 31, 1996, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended for the Money Market, Total Return, High Yield, Growth, Government Securities, International and Small Cap Growth Portfolios and the related statements of operations and changes in the net assets for the period May 1, 1996 (commencement of operations) to December 31, 1996 for the Investment Grade Bond, Value, Small Cap Value, Value+Growth, Horizon 20+, Horizon 10+ and Horizon 5 Portfolios, and the financial highlights for each of the fiscal periods since 1990. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Portfolios of Kemper Investors Fund at December 31, 1996, the results of their operations, the changes in their net assets and the financial highlights for the fiscal periods referred to above in conformity with generally accepted accounting principles.




                                                         ERNST & YOUNG LLP



Chicago, Illinois
February 14, 1997